UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 14, 2018

ASCENT CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34176	26-2735737
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5251 DTC Parkway, Suite 1000

Greenwood Village, Colorado 80111

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (303) 628-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.  Other Events.

On September 14, 2018, Ascent Capital Group, Inc. (“Ascent”) and Monitronics International, Inc. (“MONI”), a wholly owned subsidiary of Ascent, issued a press release announcing that they have extended the early tender time and the deadline to withdraw tenders of Old Notes (as defined below) and revoke Consents (as defined below) until 11:59 p.m., New York City time, on October 3, 2018, with respect to their previously-announced offer to exchange (the “Exchange Offer”) up to (i) an aggregate of $100,000,000 in cash from Ascent and/or (ii) a combination of (x) $585,000,000 aggregate principal amount of MONI’s new 7.750%/3.750% Senior Unsecured Cashpay/PIK Notes due 2023 and (y) for each $1,000 principal amount of Old Notes accepted in the Exchange Offer, one warrant entitling the holder to purchase 2.64 shares of Ascent’s Series A common stock, par value $0.01 per share, at an exercise price equal to $5.00 for each whole share, in each case, for validly tendered (and not validly withdrawn) 9.125% Senior Notes due 2020 of MONI (the “Old Notes”) and the concurrent solicitation of consents (“Consents”) by MONI to certain proposed amendments to the indenture governing the Old Notes.  A copy of the press release announcing the extensions is filed as Exhibit 99.1 hereto and incorporated by reference herein.

The information in this Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy securities of Ascent or MONI, nor shall there be any offer, solicitation or sale of such securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by Ascent and MONI on September 14, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2018

ASCENT CAPITAL GROUP, INC.

	By:	/s/ William E. Niles
		Name:	William E. Niles
		Title:	Chief Executive Officer, General Counsel and Secretary